Exhibit 12.

United Community Bancshares, Inc. and Subsidiaries
Computation of Ratio of Earnings to Fixed Charges
(Unaudited)

                                                               Nine Months Ended
                                                                   September 30,
                                                          1997                      1996
                                                                (dollars in thousands)
Income before income taxes                               $      5,869             $     5,083

Interest expense                                               16,169                  10,445

1/3 rent expense                                                  177                      73
                                                           ----------              ----------

    Total earnings                                       $     22,215              $   15,601
                                                         ============              ==========

Interest expense                                         $     16,169              $   10,445

1/3 rent expense                                                  177                      73
                                                           ----------              ----------

    Total fixed charges                                  $     16,346              $   10,518
                                                         ============              ==========

    Ratio including interest on deposits                        1.36x                   1.48x

Income before income taxes                               $      5,869             $     5,083

Interest expense                                               16,169                  10,445

Less interest on deposits                                    (13,022)                 (8,721)

1/3 Rent Expense                                                  177                      73
                                                           ----------              ----------

    Total earnings                                       $      9,193             $     6,880
                                                         ============             ===========

Interest Expense                                          $    16,169              $   10,445

Less interest on deposits                                    (13,022)                 (8,721)

1/3 rent expense                                                  177                      73
                                                           ----------              ----------

    Total fixed charges                                   $     3,324             $     1,797
                                                          ===========             ===========

Ratio excluding interest on deposits                            2.77x                   3.83x


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